UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant Rule 14a-12

NORDSON CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Nordson Corporation 28601 Clemens Road Westlake, OH 44145 USA	+1.440.892.1580 Phone www.nordson.com

January 2023

TO:	Participants in the Nordson Employees’ Savings Trust Plan (NEST)

As a participant in the NEST, which includes the Nordson Stock Fund, Nordson Match Stock Fund, and the Nordson ESOP Stock Fund that you may be enrolled in, you are a shareholder of Nordson Corporation and are entitled to vote on matters brought before the shareholders during Nordson Corporation’s February 28, 2023 Annual Meeting of Shareholders. You may cast your vote by proxy by following the instructions on how to vote by internet, telephone or mail provided with the Voting Instruction Form and Proxy Card.

Your vote is important, because when you vote, you are not only voting the Nordson shares allocated to your account. As a participant, you are also voting a pro rata portion of (a) those shares which have not yet been allocated to participant accounts and (b) those shares allocated to participant accounts for which the Trustee, John Hancock, does not receive voting instructions.

I encourage you to read the Notice of 2023 Annual Meeting and Proxy Statement before voting. If you have not received the Notice and Proxy Statement or an Annual Report to Shareholders, please contact Corporate Communications at (440) 414-5606.

Sincerely,

Shelly M. Peet
Executive Vice President

Enclosures